Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ronald J. Kramer, Chief Executive Officer of Griffon Corporation, hereby certify that the Form 10-K of Griffon Corporation for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

/s/ Ronald J. Kramer
Name: Ronald J. Kramer
Date: November 13, 2024

I, Brian G. Harris, Senior Vice President and Chief Financial Officer of Griffon Corporation, hereby certify that the Form 10-K of Griffon Corporation for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

/s/ Brian G. Harris
Name: Brian G. Harris
Date: November 13, 2024

A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.